Exhibit 99.1

Atlantic Union Bankshares Corporation To Release Second Quarter 2019 Results

Richmond, Va., July 2, 2019 – Atlantic Union Bankshares Corporation today announced that it will release second quarter 2019 results before the market opens on Thursday,  July 18, 2019.

Following the release, the company will host a conference call for analysts at 9:00 a.m. Eastern Daylight Time on Thursday, July 18, 2019.

To listen to the call, please use one of the following telephone numbers.

Participant Toll-Free Dial-In Number: (877) 668-4908

Participant International Dial-In Number: (973) 453-3058

The conference ID is: 4593923

About Atlantic Union Bankshares Corporation

Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (Nasdaq: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has 153 branches, seven of which are operated as Xenith Bank, a division of Atlantic Union Bank, and approximately 200 ATMs located throughout Virginia, and in portions of Maryland and North Carolina. Middleburg Financial is a brand name used by Atlantic Union Bank and certain affiliates when providing trust, wealth management, private banking, investment advisory and brokerage products and services. Certain non-bank affiliates of Atlantic Union Bank include: Old Dominion Capital Management, Inc., and its subsidiary, Outfitter Advisors, Ltd., Dixon, Hubard, Feinour & Brown, Inc., and Middleburg Investment Services, LLC, which provide investment advisory and/or brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.

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Contact:

Bill Cimino, Vice President and Director of Investor Relations

Bill.Cimino@AtlanticUnionBank.com, 804.448.0937